First Quarter 2026 Earnings Conference Call 4/21/2026 HANCOCK WHITNEY Ex. 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, fluctuations in interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of current or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the potential impact of third-party business combinations in our footprint on our performance and financial condition, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, and the impact of artificial intelligence on our business operations, the adequacy of our internal controls over financial and non-financial reporting, the impact of changes in U.S. laws or policies, including those related to credit card interest rates, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, supplemental disclosure items, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this presentation is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. ABL – Asset Based Lending ACL – Allowance for credit losses AEA – Average Earning Assets AFS – Available for sale securities Annualized – Calculated to reflect a rate based on a full year AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions Beta – repricing based on a change in market rates BOLI – Bank-owned life insurance bps – basis points Brokered Deposits – deposits obtained directly or indirectly through a deposit broker typically offering higher interest rates C&D – Construction and land development loans CD – Certificate of deposit CET1 – Common Equity Tier 1 Ratio CF – Cash flow CMBS – Commercial mortgage-backed securities CMO – Collateralized mortgage obligations CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and other supplemental disclosure items EOP – End of period EPS – Earnings per share Fed – Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FRB-DW – Federal Reserve Bank Discount Window Free Securities – market value of unencumbered investment securities owned by the bank FTE – Full time equivalent FV – Fair Value FY – Full Year HFS – Held for sale HTM – Held to maturity securities IB – Interest-bearing ICRE – Income-producing commercial real estate ICS – Insured Cash Sweep IRR – Interest rate risk Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LOC – Line of credit LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MMDA – Money market demand account MMDDYY – Month Day Year MSA – Metropolitan Statistical Area Munis – Municipal obligations NII – Net interest income *NIM – Net interest margin (TE) OCI – Other comprehensive income OFA – Other foreclosed assets O/N – Overnight Funds ORE – Other real estate PF – Public Funds *PPNR and *Adjusted PPNR – Pre-provision net revenue, defined as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment; adjusted PPNR is PPNR excluding supplemental disclosure items; also known as adjusted leverage Repo – Customer repurchase agreements RMBS – Residential mortgage-backed securities ROA – Return on average assets ROTCE – Return on tangible common equity RWA – Risk Weighted Assets SBA – Small Business Administration SBIC – Small business investment company SNC – Shared national credit SOFR – Secured Overnight Financing Rate S2 – Slower growth, downside scenario *Supplemental disclosure items – certain items that are outside of our principal business and/or are not indicative of forward-looking trends; these items are presented below GAAP financial data and excluded from certain adjusted ratios and metrics TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) *TE – Taxable equivalent (calculated using the current statutory federal tax rate) XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year

HWC Nasdaq Listed HNCOCK WHITNEY 4 *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings As of March 31, 2026 (Healthcare) (ABL) (Operations) (Trust) $35.5 billion in Total Assets $24.0 billion in Total Loans $29.1 billion in Total Deposits 13.30% CET1 Ratio* 9.93% TCE Ratio $5.2 billion in Market Cap Baa2 Moody’s Long-term issuer rating; stable outlook BBB S&P Long-term issuer rating; positive outlook 181 banking locations Approximately 3,700 (FTE) employees corporate-wide 222 ATMs Corporate Profile

How we do business Our Mission. Each day, we reaffirm our mission to help people achieve their financial goals and dreams. Our Purpose. We work hard to create opportunities for people and the communities we serve, our purpose for doing what we do. Our Promise to Associates. We honor and respect associates with a heartfelt promise: You can grow. You have a voice. You are important. Honor & Integrity We proudly bear a figurative badge symbolizing our steady commitment to do the right thing for the people who depend on and trust us. Strength & Stability We maintain strong capital and solid business practices to anchor the company's financial soundness and offer clients safe harbor for their hard-earned money. Commitment to Service With a steadfast pledge to five-star excellence, we strive to deliver exceptional service to our clients and communities every day. Teamwork We embrace the importance of collaboration and work together with people, communities, and each other to empower success in the hometowns we serve. Personal Responsibility Each of us carries the long-burning light of accountability that leads us to go above and beyond our best.  Our core values.

HWC Strong and Stable for More Than 125 Years Strength to manage through challenging economic environments Density in resilient deposit markets Stable, seasoned, diversified deposits; ability to organically grow deposits Near top quartile capital levels including all unrealized losses Ability to return capital through dividend increases and share repurchase program Commitment to maintaining a de-risked balance sheet Robust ACL at 1.43% of loans Proven ability to proactively manage expenses Technology investments improve client experience and enhance efficiencies Exceptional, dedicated, committed team of associates

First Quarter 2026 Bond Portfolio Restructuring Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 * Earnings impact calculated after-tax using a 21% tax rate $1.5 billion in bonds sold at yields of 2.49% $98.6 million pretax charge, or impact of $0.95 on EPS* and 27 bps on CET1* in 1Q26 $1.4 billion in proceeds reinvested in bonds at a yield of 4.35% Estimated earn back period of 50 months Restructure trading completed on 1/14/26 Impact of transaction on NII and NIM will be fully reflected in 2Q26 Expected annualized impact includes: Yield on bond portfolio +32 bps NIM +7 bps EPS* +$0.23 NII +$23.8 million

First Quarter 2026 Highlights

- Net income totaled $47.4 million, or $0.57 per diluted share, compared to $125.6 million, or $1.49 per diluted share in 4Q25
  - 1Q26 results include a pretax charge of ($98.6) million, or $0.95 per share, of a supplemental disclosure item related to a net loss on securities portfolio restructure
  - Excluding the impact of the supplemental disclosure item, adjusted EPS* was $1.52, up $0.03 linked-quarter and adjusted net income* was $125.3 million, down $0.3 million linked-quarter
- Adjusted Pre-Provision Net Revenue (PPNR)* totaled $172.9 million, compared to $174.0 million in the prior quarter
- Loans increased $33 million, or 1% LQA (Slide 9)
- Deposits decreased $198 million, or 3% LQA (Slide 11)
- Criticized commercial loans decreased and nonaccrual loans increased (Slide 12)
- ACL coverage solid at 1.43% (Slide 13)
- NIM of 3.55%, up 7 bps from the prior quarter (Slide 15)
- CET1 ratio estimated at 13.30%, down 35 bps linked-quarter; TCE ratio at 9.93%, down 13 bps linked-quarter; total risk-based capital estimated at 15.10%, down 35 bps linked-quarter (Slide 19)
- Efficiency ratio* of 55.43%, compared to 54.93% in the prior quarter

($s in millions; except per share data)	1Q26	4Q25	1Q25
Net income	$47.4	$125.6	$119.5
Provision for credit losses	$13.2	$13.1	$10.5
Supplemental disclosure item	$98.6	–	–
Earnings per share – diluted (EPS)	$0.57	$1.49	$1.38
Adjusted EPS*	$1.52	$1.49	$1.38
Return on Assets (%) (ROA)	0.54	1.41	1.41
Adjusted ROA (%)*	1.43	1.41	1.41
Return on Tangible Common Equity (%) (ROTCE)	5.54	14.55	14.72
Adjusted ROTCE (%)*	14.64	14.55	14.72
Net Interest Margin (TE) (%)	3.55	3.48	3.43
Net Charge-offs (%)	0.19	0.22	0.18
CET1 Ratio (%)**	13.30	13.65	14.48
Tangible Common Equity (%)	9.93	10.06	10.01
Adjusted Pre-Provision Net Revenue (TE)*	$172.9	$174.0	$162.4
Efficiency Ratio (%)*	55.43	54.93	55.22

*Non-GAAP measure: See appendix for non-GAAP reconciliation
**Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings

8

HANCOCK WHITNEY

Loan Growth Driven By Strong Production Bar Chart Loans totaled $24.0 billion, up $33 million, or 1% LQA Growth driven primarily by an increase in commercial real estate across multiple products and continued growth in equipment finance 1Q26 originations of $1.2 billion and net credit line activity of $0.1 billion were partially offset by prepayments of $0.8 billion and scheduled payments / maturities of $0.5 billion Line utilization of 40.7%, compared to 40.9% in the prior quarter For 2026, we expect year-over-year mid-single digit EOP loan growth Quarter-Over-Quarter Waterfall by Activity Type Quarter-Over-Quarter Waterfall by Product

Loan Portfolio Composition Diversified and De-Risked Total Loans Outstanding % of Total Loans Commitment ($s in millions) Commercial non-RE (C&I) $7,403 30.9% $ 13,375 CRE – owner 2,746 11.4% 2,902 ICRE 3,810 15.9% 3,940 C&D 1,144 4.8% 2,502 Healthcare (1) 1,951 8.1% 2,369 Equipment Finance 1,484 6.2% 1,484 Energy 176 0.7% 275 Total Commercial $18,714 78.0% $26,847 Mortgage 3,950 16.5% 3,950 Consumer 1,328 5.5% 3,295 Total Loans $23,992 100.0% $34,092         For Information Purposes Only (included in categories above)       Retail (C&I and CRE) $2,222 9.3% $ 2,577 Hospitality (C&I and CRE) $1,364 5.7% $ 1,584 Office – ICRE $727 3.0% $744 Office – owner $923 3.8% $979 Multifamily – ICRE $1,144 4.8% $1,155 Multifamily – C&D $411 1.7% $1,168 Loan portfolio diverse across a number of segments and industries Conservative underwriting in both type and structure Underwriting efforts focused on resilient industries and on full-service client relationships Business banking and consumer loans provide depository relationships and favorable yields SNC Loans totaled $2.1 billion at 3/31/26, 8.8% of total loans, up from $2.0 billion or 8.5% of loans at 12/31/25 For additional details on ICRE loans, refer to slide 24 in the appendix As of March 31, 2026 (1) $697 million of healthcare loans outstanding are C&I, $505 million are CRE-Owner, $572 million are ICRE, and $176 million are C&D

Deposits Driven by Seasonal Public Funds Outflows Total deposits of $29.1 billion, down $198 million, or 3% LQA Decrease in interest-bearing public funds of $280 million driven by seasonality Noninterest-bearing DDA decreased $30 million, related to a decrease in public funds DDA of $75 million in 1Q26, partially offset by an increase in other DDA balances of $45 million DDA as a % of total deposits was 36% in 1Q26, compared to 35% in 4Q25 Increase in interest-bearing transactions and savings of $261 million due to competitive products and pricing Retail time deposits decreased $149 million driven by maturity concentration and promotional rate reductions during 1Q26 For additional details on deposit composition refer to slide 27 EOP Deposits Mix ($) EOP Deposits Mix (%) * Includes Public Funds DDA (down $75 million linked-quarter); non-Public Funds DDA up $45 million $ in millions % of Total Deposits

Continued Resilient Asset Quality Criticized commercial loans totaled $522 million, or 2.79% of total commercial loans, at March 31, 2026, down $13 million from $535 million, or 2.88% of total commercial loans, in the prior quarter Nonaccrual loans totaled $113 million, or 0.47% of total loans, at March 31, 2026, compared to $107 million, or 0.45% of total loans, in the prior quarter Expect criticized and nonaccrual levels to compare well to peers Not experiencing broad signs of weakness among any industry, collateral type, or geography Total Loans $23,098 $23,462 $23,597 $23,958 $23,992 Total Commercial Loans 17,735 18,057 18,234 18,601 18,714 Criticized Commercial Loans 594 569 549 535 522 Nonaccrual Loans 104 95 114 107 113 3.35% 0.45% $ in millions 3.15% 0.40% 3.01% 0.48% 2.79% 0.47% 2.88% 0.45%

Maintained Solid Reserves

- Provision for the first quarter of 2026 of $13.2 million, reflects $11.1 million of net charge-offs and a reserve build of $2.1 million
  - Quarter-end reserve coverage solid and unchanged from prior quarter at 1.43%
- Weighting applied to Moody's March 2026 economic scenarios was 40% Baseline and 60% slower growth (S2), compared to a 50% Baseline and 50% S2 weighting in the fourth quarter of 2025
  - Moody's baseline scenario was more optimistic than in prior quarter, while S2 incorporates potential downside impacts from current macroeconomic conditions and international conflicts; weighting on S2 scenario reflects a higher potential for slower near-term economic growth than provided for in the baseline scenario

	Net Charge-offs		Reserve Build / (Release)		Total Provision	
($s in millions)	1Q26	4Q25	1Q26	4Q25	1Q26	4Q25
Commercial	$7.4	$10.1	$4.6	$0.8	$12.0	$10.9
Mortgage	0.2	(0.1)	(1.3)	0.2	(1.1)	0.1
Consumer	3.5	3.0	(1.2)	(0.9)	2.3	2.1
Total	$11.1	$13.0	$2.1	$0.1	$13.2	$13.1

	3/31/2026		12/31/2025	
Portfolio ($ in millions)	Amount	% of Loan and Leases Outstanding	Amount	% of Loan and Leases Outstanding
Commercial	$246	1.31%	$240	1.29%
Mortgage	41	1.05%	43	1.07%
Consumer	24	1.79%	25	1.85%
Allowance for Loan and Lease Losses (ALLL)	$311	1.30%	$308	1.28%
Reserve for Unfunded Lending Commitments	33	—	34	—
Allowance for Credit Losses (ACL)	$344	1.43%	$342	1.43%

13

HANCOCK WHITNEY

Portfolio Restructuring Drives Yield Increase Securities portfolio* totaled $8.4 billion at 3/31/2026, down $135 million linked-quarter 75% AFS, 25% HTM at 3/31/2026 $359 million in notional FV hedges are designated on $388 million in bonds, or 6% of AFS securities; these FV hedges provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment Yield 3.23%, up 25 bps primarily due to portfolio restructure activity in January and partial reinvestments of monthly principal cash flow Premium amortization totaled $5.5 million, down $1.0 million linked-quarter Effective duration 4.1 at 3/31/2026, compared to 3.9 at 12/31/25 Net unrealized losses on securities portfolio impacted by Treasury yields: Bar chart,pie chart Net Unrealized Loss $ in millions 3/31/2026 12/31/2025 AFS ($311) ($379) HTM ($125) ($122) Total ($436) ($501) * Excluding unrealized losses and FV hedges adjustment

1Q26 NIM 3.55%, up 7 bps from 4Q25 NIM 3.56% for the month of March 2026 NII (TE) of $287.6 million, up 1% compared to $284.7 million in the prior quarter Increase in NII primarily driven by the higher investment portfolio yield following the securities portfolio restructuring and lower cost of funds, partially offset by lower loan yields Expect modest NIM expansion in 2026 Assumes no rate cuts in 2026 NIM Improvement Linked-Quarter Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart Yield / Cost Quarter Month NIM

Key IRR Metrics

Loans

- Loans totaled $24.0 billion at March 31, 2026
  - 41% fixed, 59% variable (includes hybrid ARMs)
    - 74% of variable loans tied to SOFR
    - 23% of variable loans tied to Wall Street Journal Prime
    - 3% of variable loans tied to other indices
- Approximately 5% ($600 million) of the variable rate loan portfolio will strike their index floors at or above a Fed Funds equivalent rate of 2% with a cumulative amount of 25% ($3.2 billion) hitting floor strikes at or above Fed Funds level of 1%

Swaps/Hedges (See slide 31 for more information)

- $1.8 billion of spot and forward-starting receive fixed/pay 1-month SOFR swaps designated as cash flow hedges on the balance sheet; extends loan duration
- $359 million of pay fixed/receive Fed Effective swaps designated as fair value hedges on $388 million of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment
- During 1Q26, two additional cash flow hedges were executed, and one fair value hedge was terminated

Deposits

- Deposits totaled $29.1 billion at March 31, 2026
- 78% of deposits are MMDA (excludes PF), savings, or DDA

Cycle-to-date Rate Betas

	Historical Cycles		Current Cycle	
	Rates down (2Q19-4Q20)	Rates Up (1Q22-2Q24)	Rates Down (2Q24-1Q26)	1Q26
Total Deposit Betas	31%	37%	30%	37%
IB Deposit Betas	45%	58%	50%	63%
Loan Betas	38%	49%	35%	45%

16

HANCOCK WHITNEY

Stable Fee Income Noninterest income totaled $7.5 million, compared to $107.1 million in prior quarter 1Q26 included a $98.6 million net loss from bond portfolio restructuring in other noninterest income (supplemental disclosure item); there were no supplemental disclosure items in 4Q25 Adjusted noninterest income* totaled $106.1 million, down $1.0 million, or 1% linked-quarter Decrease in other fee income primarily related to lower SBIC and derivative income, partially offset by higher syndication fees and SBA income Adjusted Noninterest Income* Mix 1Q26 $s in millions Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart *Non-GAAP measure: See appendix for non-GAAP reconciliation

Expenses Remain Well-Controlled Noninterest expense totaled $220.7 million, up $2.9 million, or 1% linked-quarter, from 4Q25 noninterest expense of $217.9 million Personnel expenses increased $4.6 million, or 4% linked-quarter, due to seasonal increase in taxes and benefits Hired 27 net new bankers in 1Q26; expect to hire as many as 50 net new bankers in 2026 A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement) Noninterest Expense Mix 1Q26 $s in millions

Capital Deployed Through Bond Restructure CET1 ratio estimated at 13.30%, down 35 bps linked-quarter Leverage (Tier 1) ratio estimated at 10.89%, down 28 bps linked-quarter TCE ratio 9.93%, down 13 bps linked-quarter Total risk-based capital ratio estimated at 15.10%, down 35 bps linked-quarter 1,400,000 shares of company common stock repurchased during 1Q26 at an average price of $67.55 per share; 5% buyback authority through December 31, 2026 Tangible Common Equity Ratio Leverage Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio March 31, 2026* 9.93% 10.89% 13.30% 15.10% December 31, 2025 10.06% 11.17% 13.65% 15.45% September 30, 2025 10.01% 11.46% 14.09% 15.92% June 30, 2025 9.84% 11.35% 13.97% 15.82% March 31, 2025 10.01% 11.55% 14.48% 16.37% CET1 Ratio 13.30% *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings TCE Ratio 9.93%

2026 Forward Guidance

	Guidance Direction	1Q26 Actual	FY 2026 Outlook
Loans (EOP)	No change	$24.0B	Expect EOP loans at 12/31/26 to be up mid single digits from 12/31/25 levels
Deposits (EOP)	No change	$29.1B	Expect EOP deposits at 12/31/26 to be up low single digits from 12/31/25 levels
Net Interest Income (te)	No change	$287.6MM	Expect NII (te) to be up between 5%-6% from FY25; expect modest NIM expansion in 2026; guidance based on no rate cuts in 2026
Adjusted Pre-Provision, Net Revenue (PPNR)*	No change	$172.9MM	Expect adjusted PPNR to be up between 4.5%-5.5% from FY25 adjusted PPNR
Reserve for Credit Losses	No change	$343.7MM, or 1.43% of total loans	Future assumptions in economic forecasts and any change in our own asset quality metrics will drive level of reserves; expect net charge-offs to average loans between 0.15% and 0.25% for full year 2026
Adjusted Noninterest Income*	No change	$106.1MM	Expect adjusted noninterest income to be up 4%-5% from FY25 noninterest income
Noninterest Expense	No change	$220.7MM	Expect noninterest expense to be up 5%-6% from FY25 adjusted noninterest expense; impact from organic growth initiative of approximately 135 basis points and impact from one full year of expenses related to Sabal Trust Company acquisition of approximately 50 basis points
Effective Tax Rate	No change	19.3%	Approximately 20-21%
Efficiency Ratio*	No change	55.43%	Expect to maintain efficiency ratio within the range of 54-55% for FY26

Corporate Strategic Objectives (CSOs) Long-term operating objectives reviewed/updated annually (assumes fed funds at approximately 3.25% for 2028)	3 Year Objective (4Q28)	1Q26 Actual*
ROA	≥ 1.50%	1.43%
TCE	9.00 - 9.50%	9.93%
ROTCE	≥ 15%	14.64%
Efficiency Ratio*	≤ 55%	55.43%

*Refer to appendix for non-GAAP reconciliations; results for 1Q26 adjusted for a supplemental disclosure item

20

HANCOCK WHITNEY

Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Summary Balance Sheet ($ in millions) (1) Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26 Change 1Q26 4Q25 1Q25 LQ Prior Year EOP Balance Sheet Loans 23,991.8 23,958.4 23,098.1 33.4 893.7 Securities 8,028.0 8,094.8 7,695.0 (66.8) 333.0 Earning assets 32,306.7 32,218.7 31,661.2 88.0 645.5 Total assets 35,542.1 35,472.8 34,750.7 69.3 791.4 Deposits 29,082.1 29,279.8 29,194.7 (197.7)  (112.6) Short-term borrowings 1,360.5 1,017.3 542.8 343.2 817.7 Total liabilities 31,122.5 31,012.7 30,472.0 109.8 650.5 Stockholders' equity 4,419.6 4,460.1 4,278.7 (40.5) 140.9 Avg Balance Sheet Loans 23,966.0 23,715.8 23,068.6 250.2 897.4 Securities (1) 8,265.7 8,484.2 8,241.5 (218.5) 24.2 Average earning assets 32,698.8 32,598.3 32,023.9 100.5 674.9 Total assets 35,420.1 35,227.3 34,355.5 192.8 1,064.6 Deposits 28,834.7 28,816.5 28,752.4 18.2 82.3 Short-term borrowings 1,428.2 1,244.9 635.8 183.3 792.4 Total liabilities 30,958.3 30,809.6 30,172.7 148.7 785.6 Stockholders' equity 4,461.8 4,417.7 4,182.8 44.1 279.0 Loan yield 5.62% 5.75% 5.84% -13 bps -22 bps Securities yield 3.23% 2.98% 2.78% 25 bps 45 bps Cost of IB deposits 2.25% 2.42% 2.63% -17 bps -38 bps Loan/Deposit ratio – EOP 82.50% 81.83% 79.12% 67 bps 338 bps

Balance Sheet Summary 1Q25 2Q25 3Q25 4Q25 1Q26 Average Loans ($MM) 23,069 23,249 23,426 23,716 23,966 Average Total Securities* ($MM) 8,242 8,272 8,384 8,484 8,266 Average Deposits ($MM) 28,752 28,650 28,492 28,817 28,835 Loan Yield (TE) 5.84% 5.86% 5.87% 5.75% 5.62% Cost of Deposits 1.70% 1.65% 1.64% 1.57% 1.47% Tangible Common Equity Ratio 10.01% 9.84% 10.01% 10.06% 9.93% * Average securities excludes unrealized gain/(loss)

ICRE Segmentation Detail and Key Metrics

- ICRE loan portfolio is diversified by asset class, industry and geographic region
- ICRE 18% of total loans and includes a variety of collateral types
- Office-ICRE exposure low at only 3.0% of total loans
  - Office buildings tend to be more mid-rise
  - Approximately 34% of office-ICRE exposure has medical-related tenants
  - Approximately 89% of office exposure is located within our 5-state footprint (AL, FL, LA, MS, TX)
  - 88% of office-ICRE portfolio (by loan count) has exposure of $5 million or less
  - 92% of office-ICRE exposure has some level of guarantor support (corporate, personal, or both)
- Multifamily – ICRE and C&D exposure diverse
  - No rent stabilized properties
  - Approximately 70% of multifamily exposure is located within our 5-state footprint (AL, FL, LA, MS, TX)
  - 99% of multifamily (ICRE and C&D) exposure has some level of guarantor support (corporate, personal, or both)

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Multifamily	$1,144	4.8%	$1,155
Retail	793	3.3%	819
Office	727	3.0%	744
Industrial	614	2.6%	682
Healthcare related properties	469	2.0%	518
Hospitality[1]	421	1.8%	426
Other	140	0.6%	143
Other land loans	59	0.2%	61
1-4 family residential construction	16	0.1%	16
Total ICRE Loans[2]	$4,383	18.3%	$4,564

As of March 31, 2026
[1] Includes hotel, motel and restaurants
[2] Includes ICRE and $572 million healthcare loans outstanding; healthcare loans outstanding primarily included in healthcare related properties, office, and other collateral categories

ICRE Exposure (%) by State
3/31/2026


Other
18%
LA
30%
Multiple States
(Footprint)
4%
MS
6%
AL
3%
TX
17%
FL
22%

24

HANCOCK WHITNEY

EOP Loan Repricing and Maturity ($s in millions) Repricing/Maturity Term (1) Rate Structure 3 months or less 4-12 months 1-3 Years 3-5 Years 5-15 Years Over 15 Years Total Loans (EOP) Variable Rate Fixed Rate Commercial Non-RE $6,024 $358 $892 $1,391 $998 $48 $9,711   $6,133 $3,578 CRE-Owner 1,152 80 292 559 1,199 18 3,300 1,113 2,187 CRE- income producing 3,102 134 374 497 264 12 4,383 3,093 1,290 Construction and land development 1,013 24 72 92 79 40 1,320 1,000 320 Total Commercial 11,291 596 1,630 2,539 2,540 118 18,714 11,339 7,375 Residential mortgages 50 138 145 232 1,396 1,989 3,950 1,605 2,345 Consumer 1,188 38 40 44 15 3 1,328 1,184 144 Total Loans $12,529 $772 $1,815 $2,815 $3,951 $2,110 $23,992 $14,128 $9,864                   % of Total 52% 3% 8% 12% 16% 9% 100% 59% 41% Weighed Average Rate 6.32% 5.25% 5.60% 5.80% 4.38% 4.74% 5.72% 6.00% 5.28% (1) Based on maturity date for fixed rate loans 86% of variable rate loans reprice in three months or less $1.1 billion of variable rate mortgages, or 8% of total variable rate loans, reprice in 5 to 15 years

Total Loan Rates and Yield Trends $ in millions Total Loan Rate(1) - Fixed 4.98% 5.04% 5.17% 5.24% 5.28% 5.28% Total Loan Rate(1) - Variable 6.77% 6.60% 6.58% 6.52% 6.15% 6.00% (1) Loan rates represent weighted average coupon rate at end of period (2) Total loan yield includes impact of cash flow hedges (3) New Loan rates represent weighted average coupon rate in the month of origination or first funded balance

Maintaining a Seasoned, Stable, Diversified Deposit Base DDA as a % of total deposits remains strong at 36% at March 31, 2026 Uninsured deposits (adjusted for collateralized public funds) were 39.2% at March 31, 2026, compared to 38.6% at December 31, 2025 The Insured Cash Sweep (ICS) product is available to clients as a way to secure deposits above FDIC limits; balances at March 31, 2026 were $327 million, up from $322 million at December 31, 2025 Repurchase (Repo) agreements are another way for clients to secure deposits; balances at March 31, 2026 were $660 million, compared to $547 million at December 31, 2025 Consumer clients comprise 43% of total deposits (48% including wealth), while commercial clients comprise 40% There were no brokered time deposits at March 31, 2026 or December 31, 2025

Currently have approximately $20.4 billion in internal and external sources of liquidity if needed Approximately $18.7 billion in remaining net liquidity available at March 31, 2026 There were no brokered time deposits at March 31, 2026 or December 31, 2025 At March 31, 2026 $ in millions Total Sources Amount Used Net Availability Internal Sources       Free Securities $4,466 $ — $4,466 External Sources FHLB* 6,853 1,752 5,101 FRB-DW 3,542 — 3,542 Brokered Deposits 4,362 — 4,362 Overnight Fed Funds LOCs 1,209 — 1,209 Total Available Sources of Funding $20,432 $1,752 $18,680 Strong Liquidity Position; Multiple Sources of Funding Available At March 31, 2026 $ in millions Cash and O/N $ 779 Cash and O/N as a % of Assets 2.2% Cash and O/N + Net Availability $ 19,459 Uninsured Deposits excl. PF Deposits $ 11,388 Cash and O/N + Net Availability to Adj. Uninsured deposits 170.87% * Amount used includes letters of credit (off balance-sheet)

Summary Income Statement ($ in millions, except for per share data) *Non-GAAP measure: see slides 32-34 for non-GAAP reconciliations Change 1Q26 4Q25 1Q25 LQ Prior Year Net interest income (TE) 287.6 284.7 272.7 2.9 14.9 Provision for credit losses 13.2 13.1 10.5 0.1 2.7 Noninterest income 7.5 107.1 94.8 (99.6) (87.3) Noninterest expense 220.7 217.9 205.1 2.8 15.6 Income before income tax 58.7 158.3 149.2 (99.6) (90.5) Income tax expense 11.3 32.7 29.7 (21.4) (18.4) Net income 47.4 125.6 119.5 (78.2)  (72.1) Adjusted PPNR (TE)* 172.9 174.0 162.4 (1.1) 10.5 Net income 47.4 125.6 119.5 (78.2) (72.1) Net Income allocated to participating securities (0.2) (0.5) (0.5) 0.3 0.3 Net Income available to common shareholders  47.2 125.1 119.0 (77.9) (71.8) Weighted average common shares - diluted (millions) 82.3 83.8 86.5 (1.5) (4.2) EPS 0.57 1.49 1.38 (0.92) (0.81) NIM (TE) 3.55% 3.48% 3.43% 7 bps 12 bps ROA 0.54% 1.41% 1.41% -87 bps -87 bps ROE 4.31% 11.28% 11.59% -697 bps -728 bps Efficiency ratio* 55.43% 54.93% 55.22% 50 bps 21 bps

Income Statement Summary (as Adjusted*) *Non-GAAP measure: see slides 32-34 for non-GAAP reconciliations   1Q25 2Q25 3Q25 4Q25 1Q26 Adjusted PPNR (TE)* ($000) 162,443 167,911 175,557 173,956 172,895 Net Interest Income (TE) ($000) 272,711 279,455 282,309 284,675 287,566 Net Interest Margin (TE) 3.43% 3.49% 3.49% 3.48% 3.55% Adjusted Noninterest Income* ($000) 94,791 98,524 106,001 107,131 106,077 Adjusted Noninterest Expense* ($000) 205,059 210,068 212,753 217,850 220,748 Efficiency Ratio* 55.22% 54.91% 54.10% 54.93% 55.43% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Current Hedge Positions Cash Flow (CF) Hedges Receive 268 bps versus paying 1-month SOFR on $1.8 billion Two additional hedges were executed while no terminations were made during the first quarter of 2026 Total termination value on remaining active CF hedges is approximately ($17) million as of 3/31/2026 Future maturities of existing CF hedges range from April 2026 through October 2030 Fair Value (FV) Hedges Pay an average fixed rate of 1.94% and receive variable rate at FF effective (resulting in these bonds being a variable rate of FF plus 41 bps) One FV hedge was terminated in 1Q26 with no additional FV hedges executed The $359 million of FV hedges reduced the duration (market price risk) from approximately 5.2 years to 1.0 year on $388 million in hedged securities $265 million of the $359 million in FV hedges, have become effective and contribute to the total portfolio yield; the remaining FV hedge will become effective in July 2026 Current termination value of FV hedges is approximately $24 million at 3/31/2026 When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security, thereby changing its current book yield and extending its duration

PPNR (TE) and Adjusted PPNR (TE) Reconciliation Three Months Ended (in thousands) 1Q26 4Q25 3Q25 2Q25 1Q25 Net Income (GAAP) $47,422 $125,572 $127,466 $113,531 $119,504 Provision for credit losses 13,172 13,145 12,651 14,925 10,462 Income tax expense 11,305 32,734 32,869 31,048 29,671 Pre-provision net revenue 71,899 171,451 172,986 159,504 159,637 Taxable equivalent adjustment* 2,401 2,505 2,571 2,496 2,806 Pre-provision net revenue (TE)* 74,300 173,956 175,557 162,000 162,443 Adjustments from supplemental disclosure items Loss on securities portfolio restructure 98,595 — — — — Sabal Trust Company acquisition expense — — — 5,911 — Adjusted pre-provision net revenue (TE)* $172,895 $173,956 $175,557 $167,911 $162,443 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%. Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660CHANCOCK WHITNEY 31 *Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% Adjusted Noninterest Income and Adjusted Noninterest Expense Three Months Ended (in thousands) 1Q26 4Q25 3Q25 2Q25 1Q25 Noninterest income (GAAP) $7,482 $107,131 $106,001 $98,524 $94,791 Adjustments from supplemental disclosure item Loss on securities portfolio restructure 98,595 — — — — Adjusted noninterest income $106,077 $107,131 $106,001 $98,534 $94,791 Noninterest expense (GAAP) $220,748 $217,850 $212,753 $215,979 $205,059 Adjustments from supplemental disclosure items Sabal Trust Company acquisition expense — — — (5,911) — Adjusted noninterest expense $220,748 $217,850 $212,753 $210,068 $205,059

Adjusted Efficiency Ratio Reconciliation Three Months Ended (in thousands) 1Q26 4Q25 3Q25 2Q25 1Q25 Net interest income $285,165 $282,170 $279,738 $276,959 $269,905 Noninterest income (GAAP) 7,482 107,131 106,001 98,524 94,791 Total GAAP revenue 292,647 389,301 385,739 375,483 364,696 Taxable equivalent adjustment* 2,401 2,505 2,571 2,496 2,806 Total revenue (TE)* $295,048 $391,806 $388,310 $377,979 $367,502 Adjustments from supplemental disclosure item Loss on securities portfolio restructure 98,595 — — — — Adjusted total revenue (TE)* for efficiency $393,643 $391,806 $388,310 $377,979 $367,502 Noninterest expense (GAAP) $220,748 $217,850 $212,753 $215,979 $205,059 Amortization of Intangibles (2,548) (2,622) (2,694) (2,524) (2,113) Adjustments from supplemental disclosure items Sabal Trust Company acquisition expense — — — (5,911) — Adjusted noninterest expense less amortization of intangibles $218,200 $215,228 $210,059 $207,544 $202,946 Efficiency Ratio** 55.43% 54.93% 54.10% 54.91% 55.22% *Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% ** The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above

Adjusted Earnings Per Share – Diluted Reconciliation

	Three Months Ended		
(in thousands)	1Q26	4Q25	1Q25
Net Income (GAAP)	$47,422	$125,572	$119,504
Net income allocated to participating securities	(159)	(483)	(521)
Net income available to common shareholders	$47,263	$125,089	$118,983
Supplemental disclosure item, net of income tax*	77,890	—	—
Supplemental disclosure item allocated to participating securities	(260)	—	—
Adjusted net income allocated to participating securities	$124,893	$125,089	$118,983
Weighted average common shares – diluted	82,261	83,791	86,462
Earnings per share – diluted	$0.57	$1.49	$1.38
Adjusted earnings per share – diluted	$1.52	$1.49	$1.38

Adjusted Net Income, ROA, and ROTCE Reconciliation

	Three Months Ended		
(in thousands)	1Q26	4Q25	1Q25
Average total assets	$35,420,096	$35,227,286	$34,355,515
Average common stockholders' equity	$4,461,827	$4,417,711	$4,182,814
Average goodwill and other intangible assets	(991,166)	(993,742)	(889,590)
Average tangible common equity	$3,470,661	$3,423,969	$3,293,224
Net income (GAAP)	$47,422	$125,572	$119,504
Supplemental disclosure item, net of income tax*	77,890	—	—
Adjusted Net Income	$125,312	$125,572	$119,504
ROA	0.54%	1.41%	1.41%
Adjusted ROA	1.43%	1.41%	1.41%
ROTCE	5.54%	14.55%	14.72%
Adjusted ROTCE	14.64%	14.55%	14.72%

*Supplemental disclosure item, net of income tax impact calculated using federal tax rate of 21%

34

HANCOCK WHITNEY

First Quarter 2026 Earnings Conference Call 4/21/2026 HANCOCK WHITNEY